Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Form 8-K No. 001-11689 of Fair Isaac Corporation of our report dated February 11, 2004, except for Notes 22 and 23, as to which the date is August 11, 2004, relating to the financial statements of London Bridge Software Holdings plc for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Chartered Accountants and Registered Auditor
London, England
August 11, 2004